Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 23, 2012, with respect to the consolidated financial statements of Grubb & Ellis Company as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, included in the Annual Report on Form 10-K of BGC Partners, Inc. for the year ended December 31, 2012, and to the incorporation by reference in the following Registration Statements and in the related Prospectuses;

(1) Registration Statement (Form S-4 No. 333-169232) of BGC Partners, Inc.,

(2) Registration Statement (Form S-3 No. 333-167953) of BGC Partners, Inc.,

(3) Registration Statement (Form S-3 No. 333-180331) of BGC Partners, Inc.,

(4) Registration Statement (Form S-3 No. 333-52154) of BGC Partners, Inc.,

(5) Registration Statement (Form S-8 No. 333-34324) of BGC Partners, Inc.,

(6) Registration Statement (Form S-8 No. 333-49056) of BGC Partners, Inc.,

(7) Registration Statement (Form S-8 No. 333-109121) of BGC Partners, Inc.,

(8) Registration Statement (Form S-8 No. 333-162362) of BGC Partners, Inc.,

(9) Registration Statement (Form S-8 No. 333-163897) of BGC Partners, Inc.,

(10) Registration Statement (Form S-3 No. 333-173109) of BGC Partners, Inc.,

(11) Registration Statement (Form S-3 No. 333-175034) of BGC Partners, Inc.,

(12) Registration Statement (Form S-8 No. 333-179555) of BGC Partners, Inc.,

(13) Registration Statement (Form S-3 No. 333-180391) of BGC Partners, Inc., and

(14) Registration Statement (Form S-3 No. 333-185110) of BGC Partners, Inc.

/s/ Ernst & Young LLP

Irvine, California

March 11, 2013